EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                         JURISDICTION OF
                                                         INCORPORATION OR
NAME OF SUBSIDIARY                                         ORGANIZATION
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Old National Bank in Evansville                      United States of America
The Merchants National Bank of Terre Haute           United States of America
First-Citizens Bank & Trust Company                  Indiana
ONB Bloomington                                      United States of America
Security Bank & Trust Company                        Indiana
The Peoples National Bank in Lawrenceville           United States of America
First State Bank of Greenville                       Kentucky
Morganfield National Bank                            United States of America
The First National Bank of Harrisburg                United States of America
Farmers Bank & Trust Company                         Kentucky
United Southwest Bank                                Indiana
Bank of Western Indiana                              Indiana
Palmer-American National Bank of Danville            United States of America
Dubois County Bank                                   Indiana
City National Bank                                   United States of America
Orange County Bank                                   Indiana
The First National Bank of Oblong                    United States of America
Indiana Old National Insurance Company               Arizona
Old National Realty Company, Inc.                    Indiana
Old National Service Corporation                     Indiana
Old National Trust Company                           Indiana
Old National Trust Company, Illinois                 Illinois
Old National Trust Company, Kentucky                 Kentucky
ONB Finance Company, Inc.                            Indiana